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                                                                     Exhibit 5.1

              [Letterhead of Hinkle, Hensley, Shanor & Martin, LLP]

                                 August __, 2002


First State Bancorporation
7900 Jefferson NE
Albuquerque, New Mexico 87109

Re: First State Bancorporation - Registration Statement on Form S-3 (File No. 333-91896) Registering 2,415,000 Shares of Common Stock, No Par Value

Ladies and Gentlemen:

     We are acting as counsel for First State Bancorporation, a New Mexico corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-91896) (the "Registration Statement") of 2,415,000 shares of common stock, no par value, of the Company (the "Common Stock"), being sold pursuant to the terms and provisions of a purchase agreement among Keefe, Bruyette & Woods, Inc., Stifel, Nicolaus & Company, Incorporated, and D.A. Davidson & Co., as representatives of the several underwriters to be named therein (the "Purchase Agreement").

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

     On the basis of the foregoing, we are of the opinion that the Common Stock has been duly authorized; and, when certificates therefore have been duly executed and delivered pursuant to the Purchase Agreement, and payment has been duly made for the Common Stock, the Common Stock will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the inclusion of the statements with respect to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                       Very truly yours,

                                       /s/ Hinkle, Hensley, Shanor & Martin, LLP